Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Anebulo Pharmaceuticals, Inc. (the “Company”) for the period ended September 30, 2025, as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”), the undersigned officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2025	By	/s/ Richard Anthony Cunningham
Richard Anthony Cunningham
Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer and Interim Principal Financial and Accounting Officer)

This certification accompanies the Report to which it relates, is not deemed filed with the Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.